STANDARD MOTOR PRODUCTS, INC.

                             SPECIAL INCENTIVE PLAN

PURPOSE: To create an incentive plan designed to reward achievement of the Three Year Strategic Plan.

PARTICIPANTS: Executive Officers and other employees as determined by the Compensation and Management Development Committee of the Board of Directors ("Committee").

PLAN DESIGN:

     A. 10% of base pay and bonus at par for achieving pre-determined sales target in calendar year 2010.

     B. 10% of base pay and bonus at par for achieving pre-determined EPS target in calendar year 2010.

     C. An additional 10% of base pay and bonus at par for achieving both targets. Therefore, the incentive for hitting both targets is 30% of base pay and bonus at par.

     D. In addition to the Special Incentive Plan awards, the Company will set aside an amount not to exceed $500,000 for awards to non-participants in the Special Incentive Plan, whose efforts, at the recommendation of management and upon approval of the Committee, are deemed to have had a significant effect on the achievement of Strategic Plan targets.


GUIDELINES:

     1. This Special Incentive Plan is designed without a sliding scale, but the Committee may award a lesser amount for achievement slightly below targets.

     2. The loss of sales as a result of a divestiture will result in a reduction of the sales goal but not the EPS goal.

     3. Base Pay and Bonus at par for purposes of calculating the target award will be set on the basis of the three year average of base pay and bonus at par for the years 2008, 2009, and 2010.

     4. The 2010 EPS calculation will include anticipated awards under this Special Incentive Plan.

     5. Awards earned under this Special Incentive Plan, if any, will be approved by the Committee and paid on or about March 15, 2011.

     6. Participants must be active employees at the time of payment. There will be no partial payments based on service during the period covered under this Special Incentive Plan if a participant leaves, for any reason, prior to the time of payment.